January 7, 1999

To the Holders of the Senior Convertible Notes of NaPro BioTherapeutics, Inc.

Gentlemen:

         Reference is made to (i) the Note Purchase Agreements (as amended by the January Amendment and the March Amendment (each as defined herein), the "Purchase Agreements"), dated as of May 30, 1997, among NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), and the various Buyers parties thereto, as amended to date, (ii) the Engagement Letter dated May 12, 1997 between the Company and Diaz & Altschul Capital, LLC (the "Engagement Agreement"); (iii) each of the Senior Convertible Notes of the Company, as amended to date by the January Amendment and the March Amendment (each, a "Note"); (iv) the Amendment Agreement dated January 28, 1998 by and among the Company and the holders named therein (the "January Amendment"); and (v) the Letter Agreement dated March 20, 1998 by and among the Company and such holders (the "March Amendment"). Capitalized terms used in this letter agreement (this "Agreement") and not defined shall have the meanings assigned to them in the Purchase Agreements and the Notes.

         The holders of the Notes who are parties hereto (the "Holders") agree severally with the Company as follows:

         A. The Holders of Convertible Promissory Note Nos. 1, 5 and 6, registered in the names of Delta Opportunity Fund, Ltd., OTATO Limited Partnership and Diaz & Altschul Group, LLC, respectively, hereby agree that such Notes shall be amended as follows:

                  1. The first two sentences of Section 1.2(a) of each such Note are hereby amended and restated to read as follows:

                           (a) The following provisions shall apply to redemptions pursuant to Optional Redemption Notices given during the Initial Redemption Notice Period. The Company shall have the right by an Optional Redemption Notice given during the Initial Redemption Notice Period to redeem all, or from time to time any part (as specified in the applicable Optional Redemption Notice), of this Note pursuant to this Section 1.2(a) up to the Initial Redemption Amount (or such lesser amount of this Note as shall be outstanding at such time) at the Optional Redemption Price so long as (x) no Event of Default or Repurchase Event has occurred and is continuing,
                  (y) the Company is in compliance in all material respects with its obligations to the Holder (including, without limitation, its obligations under the Note Purchase Agreement) and (z) the Company has funds available to pay the Optional Redemption Price when it gives the Optional Redemption Notice. Any such redemption pursuant to this Section 1.2(a) shall otherwise be made in accordance with paragraphs (b) and (c) of this Section 1.2, except that the Optional Redemption Notice for a redemption pursuant to this Section 1.2(a)


                                      4.1-1

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 2


                  may only be given on a date during the Initial Redemption Notice Period. In order to exercise its right of redemption under this Section 1.2, the Company shall give an Optional Redemption Notice to the Holder stating that: (1) the Company is exercising its right to redeem a specified portion of this
                  Note in accordance with this Section 1.2, (2) the principal amount of this Note to be redeemed, (3) the Optional Redemption Price and (4) the Optional Redemption Date.

                  2. The second sentence of Section 1.2(b) of each such Note is hereby amended and restated to read as follows:

                  If the Company gives an Optional Redemption Notice pursuant to this Section 1.2, the Holder shall not be entitled to convert any portion of this Note for which a Conversion Notice has not been given prior to the date the Company gives such Optional Redemption Notice; provided, however, that if the Company defaults in payment of the Optional Redemption Price, the Holder shall thereafter be entitled to convert all or any portion of this Note from time to time.

                  3. Section 1.2(c) of each such Note is hereby amended by adding the following at the end thereof:

                  Notwithstanding the foregoing, the Company shall be permitted to make the following redemptions or repurchases without making a pro rata redemption of this Note or repurchase offer to the Holder (except as otherwise specifically provided in clauses (x) through (z) below):

                                    (w) the  Company may at any time on or prior
                           to March 31, 1999 redeem Convertible Promissory Note No. 4 at a redemption price equal to the redemption price for such Note in effect for such Note on January 1, 1999;

                                    (x) the  Company may at any time on or prior
                           to March 31, 1999 repurchase Convertible Promissory Note No. 4 at a repurchase price not in excess of an amount equal to 125% of the sum of (i) the outstanding principal amount thereof, plus (ii) accrued interest thereon to the date of payment;

                                    (y) the  Company may at any time on or prior
                           to June 30, 1999 redeem the Other Notes that are numbered 2 and 3 at a


                                      4.1-2

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 3


                           redemption price equal to the redemption price in effect (after giving effect to the 1999 Amendment Agreement but no amendment of such Other Notes subsequent to the 1999 Amendment Agreement) for a redemption thereof pursuant to Section 1.2(a) thereof on a basis that is not pro rata with a redemption of this Note if (1) on or prior to the date on which the Company proposes to redeem such Other Notes the Company has redeemed or called for redemption the entire Initial Redemption Amount or the entire Middle Redemption Amount, as applicable at such time and (2) the Company offers to purchase from the Holder an amount of this Note such that, if such offer were accepted in full by the Holder, this Note will be redeemed or repurchased pro rata with such Other Notes (based on the outstanding principal amounts of this Note and such Other Notes and treating the principal amount of this Note that is being redeemed in connection with such redemption of such Other Notes as part of such pro rata redemption and repurchase of this Note) at a repurchase price payable in cash that is equal to the Optional
                           Redemption Price that would be applicable if the portion of this Note that the Company so offers to repurchase were redeemable by the Company on the date of such repurchase; and

                                    (z) the  Company  may at any time after June
                           30, 1999 redeem the Other Notes that are numbered 2 and 3 at a redemption price equal to the redemption price in effect (after giving effect to the 1999 Amendment Agreement but no amendment of such Other Notes subsequent to the 1999 Amendment Agreement) for a redemption thereof pursuant to Section 1.2(a) thereof so long as the Company offers to purchase from the Holder an amount of this Note that is pro rata (based on the outstanding principal amounts of this Note and the Other Notes) with the portion of such Other Notes to be so redeemed at a repurchase price payable in cash that is equal to the Optional Redemption Price that would be applicable if the portion of this Note that the Company so offers to repurchase were redeemable by the Company on the date of such repurchase.

                  4. Section 1.2 of each such Note is hereby amended by adding an additional paragraph (d) to read as follows:

                           (d)  The   following   provisions   shall   apply  to
                  redemptions pursuant to Optional Redemption Notices given during the Middle Redemption Notice


                                      4.1-3

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 4


                  Period. The Company shall have the right by an Optional Redemption Notice given during the Middle Redemption Notice Period to redeem all, or from time to time any part (as specified in the applicable Optional Redemption Notice), of this Note pursuant to this Section 1.2(d) up to the Middle Redemption Amount (or such lesser amount of this Note as shall be outstanding at such time) at the Optional Redemption Price, so long as (x) no Event of Default or Repurchase Event has occurred and is continuing, (y) the Company is in compliance in all material respects with its obligations to the Holder (including, without limitation, its obligations under the Note Purchase Agreement) and (z) the Company has funds available to pay the Optional Redemption Price when it gives the Optional Redemption Notice. Any such redemption pursuant to this
                  Section 1.2(d) shall otherwise be made in accordance with paragraphs (a), (b) and (c) of this Section 1.2, except that the Optional Redemption Notice for a redemption pursuant to this Section 1.2(d) may only be given on a date during the Middle Redemption Notice Period.

                  5. Section 1.2 of each such Note is hereby amended by adding an additional paragraph (e) to read as follows:

                           (e) The following provisions shall apply to redemptions pursuant to Optional Redemption Notices given during the Final Redemption Notice Period. The Company shall have the right by an Optional Redemption Notice given during the Final Redemption Notice Period on one occasion only to redeem all or any part (as specified in the applicable Optional Redemption Notice) of this Note pursuant to this
                  Section 1.2(e) up to the Final Redemption Amount (or such lesser amount of this Note as shall be outstanding at such time) at the Optional Redemption Price, so long as (x) no Event of Default or Repurchase Event has occurred and is continuing, (y) the Company is in compliance in all material respects with its obligations to the Holder (including, without limitation, its obligations under the Note Purchase Agreement) and (z) the Company has funds available to pay the Optional Redemption Price when it gives the Optional Redemption Notice. Any such redemption pursuant to this
                  Section 1.2(e) shall otherwise be made in accordance with paragraphs (a), (b) and (c) of this Section 1.2, except that the Optional Redemption Notice for a redemption pursuant to this Section 1.2(e) may only be given on a date during the Final Redemption Notice Period.

                  6. Section 2.6 of each such Note is hereby amended and restated to read as follows:



                                      4.1-4

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 5


                           (a) Subject to Sections 1.2(b) and 2.6(c), during the
                  period beginning on January 1, 1999 and ending on March 31, 1999, the Holder shall not be entitled to convert any portion of this Note at a Conversion Price that is less than $4.00 if such conversion would result in the aggregate number of shares of Common Stock issued hereunder (whether through conversion or in payment of interest or otherwise) at a Conversion Price (or Computed Price, in the case of Payment Shares) of less than $4.00 during the calendar month of the proposed conversion for which the determination under this paragraph
                  (a) is being made exceeding the Monthly Allotment; provided, however, that notwithstanding the foregoing or any inconsistent provisions of Section 2.1, NP Partners (f/k/a Nelson Partners) and Olympus Securities Ltd. (but not any transferee of their interests in the Notes), taken together, and Delta Opportunity Fund, Ltd. and OTATO L.P. (but not any transferee of their interests in the Notes), taken together, shall each have the right at any time to convert from and after January 28, 1998, an aggregate principal amount of and interest on the Notes equal to $236,250 at a Conversion Price of $1.575, which right and conversions shall not be included in determining compliance with the Monthly Allotment restriction referred to above.

                           (b) "Monthly  Allotment"  shall mean, with respect to
                  this Note and the Other Notes, a number of shares of Common Stock equal to the number set forth below opposite the number of this Note and each Other Note:

                                    Note No.                  Monthly Allotment

                                        1                              110,272
                                        2                               65,740
                                        3                               65,706
                                        4                               42,682
                                        5                                7,174
                                        6                                8,427

                  ; provided, however, that from and after the date of redemption or repurchase, if any, of Note No. 4, the amount of the Monthly Allotment for all of this Note and the Other Notes that remain outstanding after such redemption or repurchase shall be increased by reallocating the Monthly Allotment allocated to Note No. 4 pro rata based on the ratio of the Monthly Allotment of each such instrument then outstanding to the Monthly Allotment of all such instruments then outstanding.



                                      4.1-5

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 6


                           (c) The  provisions  contained  in this  Section  2.6
                  shall be of no further force and effect if (i) the Company is acquired by any other person by means of any merger, consolidation, sale of all or substantially all the assets of the Company, share exchange or other business combination (each, a "Transaction"), (ii) the company enters into any Transaction where the shareholders of the Company immediately prior to such Transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such Transaction immediately following such Transaction, (iii) the Company enters into any agreement for any such Transaction, (iv) a Tender Offer is consummated for at least 51% of the outstanding shares of Common Stock or (v) the Company fails to comply in any material respect with its obligations to the Holder, including, without limitation, the Amendment Agreement, the 1999 Amendment Agreement, the Note Purchase Agreement, the Warrants or this Note as amended by the Amendment Agreement and the 1999 Amendment Agreement.

                  7. For redemptions of such Notes occurring on or after January 1, 1999, the definition of "Subsequent Redemption Price" in Section 7.1 of each such Note is hereby further amended by deleting "110%" in clause (1)(B) thereof and replacing it with "140%."

                  8. Section 7.1 of each such Note is hereby amended by adding the following definitions in the appropriate alphabetical order:

                           "Final Redemption  Amount" shall mean with respect to
                  this Note an amount equal to the principal amount set forth below opposite the number of this Note less the aggregate principal amount of this Note that has been redeemed on any Middle Redemption Date (together with accrued and unpaid interest and accrued and unpaid Default Interest, if any, on the portion of this Note included in the Final Redemption Amount to the date of determination):

                           Note No.                           Principal Amount

                               1                              $411,435

                               5                              $ 27,208

                               6                              $ 31,355



                                      4.1-6

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 7


                           "Final  Redemption  Date" means the date that is five
                  Business Days after the date the Company gives an Optional Redemption Notice to redeem any portion of this Note pursuant to Section 1.2(e).

                           "Final  Redemption  Notice  Period"  means the period
                  that begins on August 1, 1999 and ends on August 7, 1999.

                           "Initial  Redemption  Amount" shall mean with respect
                  to this Note an amount equal to the principal amount set forth below opposite the number of this Note less the sum of (x) the aggregate principal amount of this Note that has been converted by the Holder or for which the Holder gives a Conversion Notice on or after January 1, 1999 and prior to the date the Company gives the Optional Redemption Notice to redeem a portion of this Note pursuant to Section 1.2(a) plus
                  (y) the aggregate principal amount of this Note that has been redeemed or called for redemption on or after January 1, 1999 and prior to the date the Company gives the Optional Redemption Notice to redeem a portion of this Note pursuant to
                  Section 1.2(a) (together with accrued and unpaid interest and accrued and unpaid Default Interest, if any, on the portion of this Note included in the Initial Redemption Amount to the date of determination):

                           Note No.                           Principal Amount

                               1                              $1,645,739

                               5                              $  108,830

                               6                              $  125,419

                           "Initial Redemption Date" means the date that is five
                  Business Days after the date the Company gives an Optional Redemption Notice to redeem any portion of this Note pursuant to Section 1.2(a).

                           "Initial  Redemption  Notice Period" means the period
                  that begins on January 1, 1999 and ends on March 31, 1999.

                           "Middle Redemption Amount" shall mean with respect to
                  this Note an amount equal to the principal amount set forth below opposite the number of this Note less the sum of (x) the aggregate principal amount of this Note that has been converted by the Holder or for which the Holder gives a Conversion

                                      4.1-7

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 8


                  Notice on or after January 1, 1999 and prior to March 31, 1999 plus (y) the aggregate principal amount of this Note that has been redeemed or called for redemption on or after January 1, 1999 and prior to the date the Company gives the Optional Redemption Notice to redeem a portion of this Note pursuant to
                  Section 1.2(d) (together with accrued and unpaid interest and accrued and unpaid Default Interest, if any, on the portion of this Note included in the Middle Redemption Amount to the date of determination):

                           Note No.                           Principal Amount

                               1                              $1,028,587

                               5                              $   68,019

                               6                              $   78,387

                           "Middle  Redemption Date" means the date that is five
                  Business Days after the date the Corporation gives an Optional Redemption Notice to redeem any portion of this Note pursuant to Section 1.2(d).

                           "Middle  Redemption  Notice  Period" means the period
                  that begins on April 1, 1999 and ends on June 30, 1999.

                           "1999  Amendment  Agreement"  shall  mean the  letter
                  agreement, dated January 7, 1999, between the Company and the Holder of this Note and the holders of certain of the Other Notes.

                  8. The definition of the term Subsequent Redemption Date in each such Note is hereby amended and restated to read as follows:

               "Subsequent Redemption Date" means each Final Redemption Date, Initial Redemption Date and Middle Redemption Date.

         B. The Holders of Convertible Promissory Note Nos. 2 and 3, registered in the names of Nelson Partners and Olympus Securities, Ltd., respectively, hereby agree that such Notes shall be amended as follows:

                  1. Section 1.2(c) of each such Note is hereby amended by adding the following at the end thereof:



                                      4.1-8

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 9


                  Notwithstanding the foregoing, the Company shall be permitted to make the following redemptions or repurchases without making a pro rata redemption of this Note or repurchase offer to the Holder:

                           (x) the  Company may at any time on or prior to March
                  31, 1999 redeem Convertible Promissory Note No. 4 at a redemption price equal to the redemption price for such Note calculated in the manner in effect for such Note on January 1, 1999;

                           (y) the  Company may at any time on or prior to March
                  31, 1999 repurchase Convertible Promissory Note No. 4 at a repurchase price not in excess of an amount equal to 125% of the sum of (i) the outstanding principal amount thereof, plus
                  (ii) accrued interest thereon to the date of payment; and

                           (z) the  Company  may redeem  Convertible  Promissory
                  Notes 1, 5 and 6 pursuant to Section 1.2(a), 1.2(d) or 1.2(e) thereof at redemption prices equal to the redemption prices in effect thereunder after giving effect to the 1999 Amendment Agreement so long as contemporaneously therewith the Company calls for redemption a pro rata portion of this Note (based on the outstanding principal amounts of this Note and such Other Notes) at the applicable Optional Redemption Price.

                  Notwithstanding any inconsistent provision of this Note, the Company shall not be entitled to call for redemption any portion of this Note pursuant to Section 1.2 unless contemporaneously therewith the Company calls for redemption or offers to repurchase a pro rata portion (based on the outstanding principal amount of this Note and the Other Notes) of the Other Notes at the respective redemption prices or repurchase prices applicable to the Other Notes.

                  2. Section 2.6 of each such Note is hereby amended and restated to read as follows:

                           (a) Subject to Sections 1.2(b) and 2.6 (c), during the period beginning on January 1, 1999 and ending on March
                  31, 1999, the Holder shall not be entitled to convert any portion of this Note at a Conversion Price that is less than $4.00 if such conversion would result in the aggregate number of shares of Common Stock issued hereunder (whether through conversion or in payment of interest or otherwise) at a Conversion Price (or Computed Price, in the case of Payment Shares) of less than $4.00 during the calendar

                                      4.1-9

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 10


                  month of the proposed conversion for which the determination under this paragraph (a) is being made exceeding the Monthly Allotment; provided, however, that notwithstanding the foregoing or any inconsistent provisions of Section 2.1, NP Partners (f/k/a Nelson Partners) and Olympus Securities Ltd. (but not any transferee of their interests in the Notes), taken together, and Delta Opportunity Fund, Ltd. and OTATO L.P. (but not any transferee of their interests in the Notes), taken together, shall each have the right at any time to
                  convert  from  and  after   January  28,  1998,  an  aggregate
                  principal amount of and interest on the Notes equal to $236,250 at a Conversion Price of $1.575, which right and conversions shall not be included in determining compliance with the Monthly Allotment restriction referred to above.

                           (b) "Monthly  Allotment"  shall mean, with respect to
                  this Note and the Other Notes, a number of shares of Common Stock equal to the number set forth below opposite the number of this Note and each Other Note:

                                    Note No.                  Monthly Allotment

                                        1                              110,272
                                        2                               65,740
                                        3                               65,706
                                        4                               42,682
                                        5                                7,174
                                        6                                8,427;

                  provided, however, that from and after the date of redemption or repurchase, if any, of Note No. 4, the amount of the Monthly Allotment for all of this Note and the Other Notes that remain outstanding after such redemption or repurchase shall be increased by reallocating the Monthly Allotment allocated to Note No. 4 pro rata based on the ratio of the Monthly Allotment of each such instrument then outstanding to the Monthly Allotment of all such instruments then outstanding.

                           (c) The  provisions  contained  in this  Section  2.6
                  shall be of no further force and effect if (i) the Company is acquired by any other person by means of any merger, consolidation, sale of all or substantially all the assets of the Company, share exchange or other business combination (each, a "Transaction"), (ii) the company enters into any Transaction where the shareholders of the Company immediately prior to such Transaction do not collectively own at least 51% of the outstanding voting securities of the

                                     4.1-10

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 11


                  surviving corporation of such Transaction immediately following such Transaction, (iii) the Company enters into any agreement for any such Transaction, (iv) a Tender Offer is consummated for at least 51% of the outstanding shares of Common Stock or (v) the Company fails to comply in any material respect with its obligations to the Holder, including, without limitation, the Amendment Agreement, the 1999 Amendment Agreement, the Note Purchase Agreement, the Warrants or this Note as amended by the Amendment Agreement and the 1999 Amendment Agreement.

                  3. For redemptions of such Notes occurring on or after January 1, 1999, the definitions of "Subsequent Redemption Price" in Section
         7.1 of each such Note is hereby further amended by deleting "110%" in clause (1)(B) thereof and replacing it with "130%."

                  4. The proviso at the end of the definition of Conversion Price in Section 7.1 of each such Note is amended and restated as follows:

                  provided, however, that (i) on any date on or after March 1, 1998, but prior to June 1, 1998, the Conversion Price shall not be greater than 110% of the arithmetic average of the Market Price of the Common Stock for the period of thirty (30) consecutive Trading Days ending one Trading Day prior to March 1, 1998 (the "March Cap"); (ii) on any date on or after June 1, 1998, but prior to April 1, 1999, the Conversion Price shall not be greater than $1.92; and (iii) on any date on or after April 1, 1999, the Conversion Price shall not be greater than the lesser of (A) 110% of the arithmetic average of the Market Price of the Common Stock for the period of thirty (30) consecutive Trading Days ending one Trading Day prior to April 1, 1999 and (B) $1.92.

                  5. Section 7.1 of each such Note is hereby amended by adding the following definition in the appropriate alphabetical order:

                           "1999  Amendment  Agreement"  shall  mean the  letter
                  agreement, dated January 7, 1999, between the Company and the Holder of this Note and the holders of certain of the Other Notes.

         C. The Company represents and warrants to, and covenants and agrees with, each Holder that:


                                     4.1-11

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 12


                  1. This Agreement has been duly and validly authorized, executed and delivered by the Company and, when duly executed and delivered by the Holders will be the legal, valid and binding obligation of the Company enforceable in accordance with its terms; and the Notes, as amended by this Agreement, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                  2. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the performance by the Company of its obligations under the Notes, as amended hereby, do not and will not, with or without the giving of notice or the passage of time, or both, (i) result in any violation of any term of the certificate or incorporation or by-laws of the Company, (ii) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, any of their respective properties or assets are bound or affected which conflict, breach, default, modification, lien, security interest, charge or encumbrance would have a material adverse effect on the business, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by this Agreement or the authority or ability of the Company to perform its obligations under this Agreement or the Notes, as amended hereby, or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets which violation or contravention would have a material adverse effect on the business, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by this Agreement or the authority or ability of the Company to perform its obligations under this Agreement or the Notes, as amended hereby.

                  3. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market of the stockholders of the Company is required to be obtained or made by the Company in connection with the execution, delivery and performance of


                                     4.1-12

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 13


         this Agreement or the performance by the Company of its obligations under the Notes, as amended hereby.

                  4. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body presently pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries wherein an unfavorable decision, ruling or finding could have a material adverse effect on the transactions contemplated by this Agreement or which could adversely affect the validity or enforceablilty of, or the authority or ability of the Company to perform its obligations under, this Agreement or the Notes, as amended hereby.

                  5. The Common Stock is listed for trading on the Nasdaq National Market ("Nasdaq") and (i) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq, (ii) the Company has not been notified since January 1, 1995 by The Nasdaq Stock Market, Inc. of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (iii) no suspension of trading in the Common Stock is in effect. The Company knows of no reason why the shares of Common Stock issuable upon conversion of the Notes will not be eligible for listing on Nasdaq.

         D. All Holders who are parties hereto hereby consent to all matters provided for herein to the extent any such consent is required pursuant to the Notes.

         E. So long as the Company is in compliance in all material respects with its obligations to the several Holders, each Holder shall cooperate with the Company, to the extent reasonable and practicable, in effecting resales of shares of Common Stock acquired upon conversion of such Holder's Note in block sales to institutional investors identified to the Holders from time to time by the Company; provided, however, that nothing herein shall require any Holder to sell any shares of Common Stock other than at such time, in such amounts, at such principal and on such terms as determined by such holder in its sole discretion.

         F. Within five business days of the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of this Agreement.

         G. Paragraph (g) of the January Amendment is hereby deleted.

         H. Except as specifically amended hereby, the Notes, the Purchase Agreement and the Engagement Agreement shall remain in full force and effect and the Company hereby confirms to the Holders that the Notes, the Purchase Agreements and the Engagement Agreement remain binding obligations of the Company that are not at the time of execution and delivery of this Agreement


                                     4.1-13

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 14


subject to any defense, offset, counterclaim or other claim by the Company of invalidity or unenforceability.

         If the foregoing correctly sets forth our agreement, please so indicate by signing the appropriate line below, whereupon, when executed and delivered by the Company and all of the Holders identified below, this letter shall constitute a binding agreement between the Company and each Holder under the laws of the State of New York; provided, however, that the effectiveness of this Agreement is conditioned upon the amendment of the terms of the Company's Series C Convertible Preferred Stock, substantially on the terms set forth on Exhibit A hereto.



                           NAPRO BIOTHERAPEUTICS, INC.

                           By: \s\ Gordon H. Link, Jr.
                               Gordon H. Link, Jr.
                               Chief Financial Officer


Agreed and accepted:

DELTA OPPORTUNITY FUND, LTD.

By: /s/ Keith R. Bishop
Name: Keith R. Bishop
Title: Director


NP PARTNERS (f/k/a Nelson Partners)

By: /s/ Kenneth A. Simpler
Name: Kenneth A. Simpler
Title: Authorized Signatory




                                     4.1-14

Holders of Senior Convertible Notes
  of NaPro Bio Therapeutics, Inc.
January 7, 1999
Page 15

OLYMPUS SECURITIES, LTD.

By: /s/ Kenneth A. Simpler
Name: Kenneth A. Simpler
Title: Authorized Signatory


OTATO LIMITED PARTNERSHIP

By: /s/ Richard M. Cayne
Name: Richard M. Cayne
Title: General Counsel


DIAZ & ALTSCHUL GROUP, LLC

By: /s/ Renaldo M. Diaz
Name: Renaldo M. Diaz
Title: Member



                                     4.1-15